Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of sanofi-aventis, dated June 3, 2005 (No. 333-125490), December 23, 2004 (No. 333-121584 and 333-121583) and July 22, 2003 (No. 333-107238), of our report dated March 28, 2006, with respect to the consolidated financial statements of sanofi-aventis included in its annual report under Form 20-F for the year ended December 31, 2005.

Ernst & Young Audit

Represented by Valérie Quint and Gilles Puissochet

Paris-La Défense, France

March 28, 2006